Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the quarterly report of Universal Technical Institute, Inc. (the “Company”) on Form 10-Q for the period ending December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jennifer L. Haslip, Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented.

/s/ Jennifer L. Haslip

Jennifer L. Haslip
Senior Vice President, Chief Financial
Officer, Treasurer and Secretary
Universal Technical Institute, Inc.
February 13, 2004

A signed original of this written statement required by Section 906 has been provided to Universal Technical Institute, Inc. and will be retained by Universal Technical Institute, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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